                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                    POTASH CORPORATION OF SASKATCHEWAN INC.,

                              ARCADIAN CORPORATION

                                      AND

                               PCS NITROGEN, INC.

                               SEPTEMBER 2, 1996

                               TABLE OF CONTENTS

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                                         ARTICLE 1
                                         THE MERGER
SECTION 1.01.   The Merger............................................................    1
SECTION 1.02.   Exchange Agent; Payment of Merger Consideration.......................    2
SECTION 1.03.   Transfers after the Effective Time....................................    3
SECTION 1.04.   Withholding...........................................................    3
SECTION 1.05.   Fractional Shares.....................................................    3
SECTION 1.06.   Options, SARs, CESARs and Restricted Stock............................    3
SECTION 1.07.   Certain Adjustments...................................................    4
SECTION 1.08.   Dissenting Shares.....................................................    4
SECTION 1.09.   Cash/Stock Adjustment.................................................    4
                                         ARTICLE 2
                                 THE SURVIVING CORPORATION
SECTION 2.01.   The Surviving Corporation.............................................    5
                                         ARTICLE 3
                            STOCKHOLDER APPROVAL; EFFECTIVE TIME
SECTION 3.01.   Stockholder Approval..................................................    5
SECTION 3.02.   Effective Time........................................................    5
                                         ARTICLE 4
                    REPRESENTATIONS AND WARRANTIESOF PCS AND MERGER SUB
SECTION 4.01.   Organization, Standing and Power......................................    6
SECTION 4.02.   Corporate Authorization...............................................    6
SECTION 4.03.   Governmental Authorization............................................    7
SECTION 4.04.   Non-Contravention.....................................................    7
SECTION 4.05.   Capitalization........................................................    7
SECTION 4.06.   Disclosure Documents..................................................    7
SECTION 4.07.   Compliance with Laws..................................................    8
SECTION 4.08.   No Undisclosed Liabilities............................................    8
SECTION 4.09.   Litigation............................................................    8
SECTION 4.10.   Environmental Matters.................................................    8
SECTION 4.11.   Proxy Statement; Registration Statement...............................    9
SECTION 4.12.   Absence of Certain Changes............................................    9
SECTION 4.13.   Liabilities of Merger Sub.............................................    9
SECTION 4.14.   Merger-Related Tax Matters............................................    9
                                         ARTICLE 5
                         REPRESENTATIONS AND WARRANTIESOF ARCADIAN
SECTION 5.01.   Organization, Standing and Power......................................   10
SECTION 5.02.   Corporate Authorization...............................................   10
SECTION 5.03.   Governmental Authorization............................................   11
SECTION 5.04.   Non-Contravention.....................................................   11
SECTION 5.05.   Capitalization........................................................   11
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SECTION 5.06.   SEC Documents.........................................................   12
SECTION 5.07.   Compliance with Laws..................................................   12
SECTION 5.08.   No Undisclosed Liabilities............................................   12
SECTION 5.09.   Litigation............................................................   12
SECTION 5.10.   Environmental Matters.................................................   12
SECTION 5.11.   ERISA.................................................................   13
SECTION 5.12.   Proxy Statement; Registration Statement...............................   16
SECTION 5.13.   Absence of Certain Changes............................................   16
SECTION 5.14.   Taxes.................................................................   17
SECTION 5.15.   Fairness Opinion......................................................   19
SECTION 5.16.   Takeover Statutes.....................................................   19
SECTION 5.17.   Merger-Related Tax Matters............................................   19
SECTION 5.18.   Brokers or Finders....................................................   20
SECTION 5.19.   Additional Matters....................................................   20
SECTION 5.20.   Certain Voting Agreements.............................................   20
                                         ARTICLE 6
                                         COVENANTS
SECTION 6.01.   Conduct of Arcadian's Business........................................   20
SECTION 6.02.   Investigation.........................................................   22
SECTION 6.03.   Cooperation...........................................................   22
SECTION 6.04.   Affiliates............................................................   23
SECTION 6.05.   Insurance Extension...................................................   23
SECTION 6.06.   Filings; Other Action.................................................   23
SECTION 6.07.   Further Assurances....................................................   23
SECTION 6.08.   Takeover Statute......................................................   23
SECTION 6.09.   No Solicitation.......................................................   23
SECTION 6.10.   Public Announcements..................................................   24
SECTION 6.11.   Indemnification and Insurance.........................................   24
SECTION 6.12.   Accountants' Letters..................................................   24
SECTION 6.13.   Arcadian Preferred Stock..............................................   24
SECTION 6.14.   Additional Reports....................................................   24
SECTION 6.15.   Arcadian Warrants.....................................................   24
SECTION 6.16.   No Purchase...........................................................   25
SECTION 6.17.   Employee Benefit Plans................................................   25
SECTION 6.18.   Conduct of PCS's Business.............................................   26
                                         ARTICLE 7
                                  CONDITIONS TO THE MERGER
SECTION 7.01.   Conditions to Merger..................................................   26
SECTION 7.02.   Additional Conditions of PCS and Merger Sub...........................   27
SECTION 7.03.   Additional Conditions of Arcadian.....................................   27
                                         ARTICLE 8
                         TERMINATION, WAIVER, AMENDMENT AND CLOSING
SECTION 8.01.   Termination or Abandonment............................................   27
SECTION 8.02.   Amendment or Supplement...............................................   28
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SECTION 8.03.   Extension of Time, Waiver, Etc........................................   28
SECTION 8.04.   Closing...............................................................   29
                                         ARTICLE 9
                                       MISCELLANEOUS
SECTION 9.01.   No Survival of Representations and Warranties.........................   29
SECTION 9.02.   Expenses..............................................................   29
SECTION 9.03.   Counterparts; Effectiveness...........................................   29
SECTION 9.04.   Governing Law; Consent to Jurisdiction................................   29
SECTION 9.05.   Notices...............................................................   30
SECTION 9.06.   Assignment; Binding Effect............................................   30
SECTION 9.07.   Severability..........................................................   30
SECTION 9.08.   Enforcement of Agreement..............................................   30
SECTION 9.09.   Miscellaneous.........................................................   31
SECTION 9.10.   Headings..............................................................   31
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                                      -iii-

                              TABLE OF DEFINITIONS

AAC Warrant......................6.15(b)(ii)
AAC Warrant Agreement.............6.15(b)(i)
Affiliate Agreement.....................6.04
Agreement...........................Preamble
Arcadian............................Preamble
Arcadian Benefit Arrangements........5.11(e)
Arcadian Common Stock................5.05(a)
Arcadian Employee Plans..............5.11(a)
Arcadian International Plan..........5.11(k)
Arcadian Preferred Stock............Preamble
Arcadian SEC Documents..................5.06
Arcadian Title IV Plan...............5.11(b)
Canadian GAAP...........................4.06
Canadian Securities Laws..........4.01(b)(v)
Certificate of Designation..........Preamble
Certificate of Merger...................3.02
CESAR................................1.06(c)
CESAR Plan...........................1.06(c)
Change in Control....................6.17(a)
Change of Control....................6.17(a)
Code................................Preamble
Common Conversion Option............Preamble
Confidentiality Agreement...............6.02
Current Employees....................6.17(b)
Delaware Law.........................1.01(a)
Determination Date................1.01(b)(v)
Effective Date.......................7.01(f)
Effective Time..........................3.02
Employment Agreements................5.13(j)
Environmental Claim.....................4.10
Environmental Laws......................4.10
Environmental Permits...................4.10
ERISA................................5.11(a)
ERISA Affiliate......................5.11(b)
Exchange Act............................4.03
Exchange Agent.......................1.02(a)
Final PCS Common Stock Price......1.01(b)(v)
Five Percent Holder.....................1.09
GAAP....................................5.06
Holders..............................1.02(a)
HSR Act.................................4.03
Lien....................................4.04
Material Adverse Effect.........4.01(b)(iii)
Merger...............................1.01(a)
Merger Cash..........................1.02(a)
Merger Consideration.................1.02(a)
Merger Shares........................1.02(a)
Merger Sub..........................Preamble
Multiemployer Plan...................5.11(b)
NYSE..............................1.01(b)(v)
Old Certificate......................1.02(b)
Option Plan..........................1.06(a)
Optionees............................1.06(a)
Options..............................1.06(a)
PCS.................................Preamble
PCS Common Stock.....................4.05(a)
PCS Disclosure Documents................4.06
PCS DRIP........................4.05(a)(iii)
Pension Plans........................5.11(a)
Per Share Cash Amount............1.01(b)(iv)
Per Share Stock Amount...........1.01(b)(iv)
Person...........................4.01(b)(ii)
Proxy Statement.........................4.11
Registration Statement...............6.03(a)
Restricted Stock Plan................1.06(d)
SAR..................................1.06(b)
SAR Plan.............................1.06(b)
SBCA.............................4.01(b)(iv)
Series B Warrant.................6.15(b)(iv)
Series B Warrant Agreement......6.15(b)(iii)
Severance Program....................5.13(j)
Special Meeting.........................3.01
Subsidiary........................4.01(b)(i)
Surviving Corporation................1.01(a)
Tax..................................5.14(m)
Tax Return...........................5.14(m)
Taxes................................5.14(m)
Taxing Authorities...................5.14(m)
Termination Date........................6.01
Third Party Acquisition Proposal........6.09
Total Consideration.....................1.09
Treasury Regulation..................5.14(m)
Valuation Period..................1.01(b)(v)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement"), dated as of September 2, 1996, is by and among Potash Corporation of Saskatchewan Inc., a Saskatchewan corporation ("PCS"), Arcadian Corporation, a Delaware corporation ("Arcadian"), and PCS Nitrogen, Inc., a Delaware corporation and a wholly-owned subsidiary of PCS ("Merger Sub").

                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of PCS and Arcadian have deemed that it is advisable and in the best interests of the security holders of PCS and Arcadian, respectively, that PCS acquire Arcadian pursuant to the merger of Arcadian with and into Merger Sub as set forth herein; and

     WHEREAS, in connection with the Merger described herein, Arcadian will exercise the "Common Conversion Option" set forth in the Certificate of Designation (the "Certificate of Designation") creating Arcadian's Mandatorily Convertible Preferred Stock, Series A ("Arcadian Preferred Stock"), so that (a) all shares of Arcadian Preferred Stock outstanding immediately prior to the Merger will be converted into shares of Arcadian Common Stock immediately prior to the Merger as provided in the Certificate of Designation, and (b) all such shares of Arcadian Common Stock resulting from such conversion of the Arcadian Preferred Stock will be treated in the Merger identically to all other shares of Arcadian Common Stock outstanding immediately prior to the Merger; and

     WHEREAS, the parties hereto intend that the merger of Arcadian with and into Merger Sub shall be accomplished in a manner that will qualify as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the agreements and conditions specified in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.01. The Merger. (a) At the Effective Time, Arcadian shall be merged (the "Merger") with and into Merger Sub in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended ("Delaware Law"), whereupon the separate existence of Arcadian shall cease, and Merger Sub shall be the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Arcadian and Merger Sub, all as provided under Delaware Law.

     (b) Pursuant to the Merger, at the Effective Time:

          (i) each share of Arcadian Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.01(b)(ii), Section 1.05, Section 1.08, or Section 1.09, be converted into cash equal to the Per Share Cash Amount and that fraction of a share of PCS Common Stock equal to the Per Share Stock Amount;

          (ii) each share of Arcadian Common Stock held by Arcadian or any Subsidiary of Arcadian or owned by PCS or any Subsidiary of PCS immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

          (iii) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share of capital stock of the Surviving Corporation; except for such additional common stock as will be issued to PCS by Surviving Corporation in consideration of PCS agreeing to deliver the Merger Shares to the Exchange Agent. The share certificates evidencing the common stock of Merger Sub shall be canceled and a new share certificate of the Surviving Corporation shall be issued to PCS.

          (iv) for purposes hereof, the term "Per Share Cash Amount" shall mean $12.25; the term "Per Share Stock Amount" shall mean the number of shares (or a fraction thereof) of PCS Common Stock (expressed as a decimal and with the result rounded up or down to the nearest one one-thousandth,
     0.0005 being rounded up to 0.001) equal to:

             (A) if the Final PCS Common Stock Price is at least $72.00 but not greater than $83.25, then 0.17713;

             (B) if the Final PCS Common Stock Price is less than $72.00, then the lesser of (1) 0.19615 and (2) the quotient of (x) $12.75 divided by
        (y) the Final PCS Common Stock Price; and

             (C) if the Final PCS Common Stock Price is greater than $83.25, then the greater of (1) 0.16389 and (2) the quotient of (x) $14.75 divided by (y) the Final PCS Common Stock Price;

          (v) for purposes hereof, the term "Final PCS Common Stock Price" shall mean the quotient obtained by dividing (A) the sum of the averages of the daily high and low trading prices of the PCS Common Stock on the New York Stock Exchange (the "NYSE") for each trading day during the Valuation Period by (B) the number of trading days in the Valuation Period; the term "Valuation Period" shall mean the 20 consecutive days on which shares of PCS Common Stock are traded on the NYSE ending on the second business day immediately prior to the anticipated Effective Time; and the term "Determination Date" shall mean the last day of the Valuation Period; and

          (vi) for purposes hereof, the term "dollars" and the symbol "$" shall both mean United States dollars.

     SECTION 1.02. Exchange Agent; Payment of Merger Consideration.

     (a) As soon as reasonably practicable after the Effective Time, and subject to the provisions of Section 1.09, (i) PCS shall deposit or cause to be deposited with ChaseMellon Shareholder Services, L.L.C. or such other institution as may be designated by PCS, as exchange agent (including any co-exchange agent, the "Exchange Agent"), for the benefit of the holders of Arcadian Common Stock (collectively, the "Holders"), certificates representing the number of whole shares of PCS Common Stock (collectively, the "Merger Shares") to which each Holder has become entitled pursuant to Section 1.01, and
(ii) Merger Sub shall deposit (A) cash equal to the aggregate Per Share Cash Amount to which the Holders have become entitled pursuant to Section 1.01 (the "Merger Cash"), and (B) the cash to which the Holders are entitled as provided in Section 1.05 (the Merger Shares, the Merger Cash and any cash to which a Holder is entitled as provided in Section 1.05 together being the "Merger Consideration"). In consideration of PCS agreeing to deliver the Merger Shares to the Exchange Agent, Surviving Corporation shall issue to PCS common stock of Surviving Corporation having a value equal to the Merger Shares.

     (b) As soon as reasonably practicable after the Effective Time, and in any event within 30 days after the Effective Time, the Exchange Agent shall mail to each Holder of record as of the Effective Time, a form of letter of transmittal and instructions for use in effecting the surrender of the certificates representing Arcadian Common Stock or Arcadian Preferred Stock, as the case may be (each such certificate, an "Old Certificate"), in exchange for the Merger Consideration. Upon the proper delivery and surrender to the Exchange Agent of an Old Certificate, together with a duly completed and executed letter of transmittal, the record holder of such Old Certificate shall be entitled to receive, and the Exchange Agent (pursuant to irrevocable instructions from PCS) shall deliver to such record holder, in exchange therefor, subject to Section 1.09, (i) a certificate representing the Merger Shares to which such Holder shall have become entitled pursuant to Section 1.01, (ii) the Merger Cash to which such Holder shall have become entitled pursuant to Section 1.01, and (iii) if applicable, cash in lieu of fractional shares as provided in Section 1.05. Any Old Certificate delivered to the Exchange Agent with a duly completed and executed letter of transmittal shall forthwith be canceled. Until so delivered, each Old Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration as set forth in this Agreement. No interest will be paid or will accrue on any portion of the Merger Consideration payable on the surrender of an Old Certificate. Any Holder whose Old Certificate has been lost or destroyed may nevertheless obtain the Merger Consideration into which the

Arcadian Common Stock, represented by such lost Old Certificate would have been converted pursuant to Section 1.01, provided such Holder delivers to PCS and the Exchange Agent a statement certifying such loss or destruction and providing for indemnity reasonably satisfactory to PCS and the Exchange Agent against any loss or expense either of them may incur as a result of such lost or destroyed Old Certificate being thereafter surrendered to the Exchange Agent or PCS. In the event of a transfer of ownership of any Arcadian Common Stock which is not registered in the transfer records of Arcadian, the Merger Consideration may be delivered to a transferee if the Old Certificate representing such Arcadian Common Stock so transferred is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable transfer taxes have been paid or are not payable.

     (c) No dividends payable with respect to any Merger Shares shall be paid to persons entitled to receive such Merger Shares until such persons have surrendered their Old Certificates (or certification with respect to lost or destroyed Old Certificates) to the Exchange Agent in accordance with Section 1.02(b). After such surrender, there shall be paid to the person in whose name the Merger Shares shall be issued any dividends on such Merger Shares that have a record date prior to such surrender. If the payment date for such dividend is after the date of such surrender, payment shall be made on such payment date. In no event will any person entitled to receive Merger Shares be entitled to interest on any dividend declared with respect to Merger Shares.

     (d) Any of the Old Certificates, and any certification with respect to lost or destroyed Old Certificates, that have not been surrendered or delivered to the Exchange Agent within six months after the Effective Time may be delivered to PCS, and any Holder who has not theretofore complied with Section 1.02(b) shall thereafter look only to PCS for payment of the Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable for any cash or securities delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) All deliveries and payments in respect of Arcadian Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities, except as may be otherwise required by law.

     SECTION 1.03. Transfers after the Effective Time. No transfers of Arcadian Common Stock or Arcadian Preferred Stock shall be made on the transfer books of the Surviving Corporation at or after the Effective Time.

     SECTION 1.04. Withholding. PCS shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Holder such amounts as PCS may be required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by PCS, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding were made.

     SECTION 1.05. Fractional Shares. No fractional shares of PCS Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of Arcadian Common Stock otherwise entitled to a fractional share of PCS Common Stock (considering all Old Certificates held of record by such holder together) will be entitled to receive a cash payment (rounded up or down to the nearest $.01, $.005 being rounded up to $.01) in an amount equal to such fractional part of a share of PCS Common Stock multiplied by the Final PCS Common Stock Price.

     SECTION 1.06. Options, SARs, CESARs and Restricted Stock. (a) As soon as reasonably practicable after receiving written instructions from PCS and before the Effective Time, Arcadian shall take all necessary and appropriate actions to implement the provisions of clause (1) or (3) of Section 6(j) of Arcadian's Stock Option Plan, as amended (the "Option Plan"), with respect to the outstanding options to purchase shares of Arcadian Common Stock (the "Options") granted under the Option Plan. Arcadian and PCS understand and agree that subject to certain conditions set forth in the Option Plan, (i) said clause (1) of Section 6(j) permits Arcadian to accelerate the time at which the then outstanding Options may be exercised in full for a limited period of time on or before a specified date (which, in the case of the Merger, will permit the holders of the

Options (the "Optionees") to participate in the Merger with the shares of Arcadian Common Stock received upon the exercise of such Options) to be fixed by the Committee (as defined in the Option Plan), after which specified date all unexercised Options and all rights of the Optionees thereunder shall terminate, and (ii) said clause (3) permits Arcadian to require the mandatory surrender to Arcadian of the then outstanding Options, as of a date before or not later than sixty (60) days after the Effective Time as specified by the Committee, in which event such Options shall be canceled and Arcadian shall pay to each Optionee an amount of cash equal to the excess of the fair market value (as determined in accordance with the Option Plan) of the aggregate shares of Arcadian Common Stock subject to such Option over the aggregate option price of such shares.

     (b) As soon as reasonably practicable before the Effective Time, Arcadian shall take all necessary and appropriate actions to further amend Arcadian's Stock Appreciation Rights Plan, as amended (the "SAR Plan"), to provide that at the Effective Time, each stock appreciation right unit granted under the SAR Plan ("SAR") that is outstanding immediately prior to the Effective Time shall be converted into (i) cash equal to the Per Share Cash Amount less the applicable Award Price (as set forth in the applicable SAR agreement) of such SAR and (ii) a fraction of a share of PCS Common Stock equal to the Per Share Stock Amount or cash of equal value.

     (c) As soon as reasonably practicable before the Effective Time, Arcadian shall take all necessary and appropriate actions to amend Arcadian's Cash Equivalent Stock Appreciation Rights Plan (the "CESAR Plan") to provide that at the Effective Time, each cash equivalent stock appreciation right unit granted under the CESAR Plan ("CESAR") that is outstanding immediately prior to the Effective Time shall be converted into (i) cash equal to the Per Share Cash Amount less $6.67 and (ii) a fraction of a share of PCS Common Stock equal to the Per Share Stock Amount or cash of equal value.

     (d) Immediately prior to the Effective Time, all restrictions relating to all shares of Arcadian Common Stock theretofore granted pursuant to Arcadian's Restricted Stock Plan (the "Restricted Stock Plan") shall lapse, and all conditions to the holders' receipt of such shares free of any such restrictions shall be deemed satisfied. At the Effective Time, each share of Arcadian Common Stock theretofore granted pursuant to the Restricted Stock Plan shall be converted into the Merger Consideration pursuant to Section 1.01(b).

     SECTION 1.07. Certain Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Arcadian shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted; provided, however, that none of (a) the exercise between the date of this Agreement and the Effective Time of Stock Options outstanding on the date of this Agreement,
(b) the issuance of shares of Arcadian Common Stock pursuant to the Restricted Stock Plan, (c) the conversion of shares of Arcadian Preferred Stock in or at any time prior the Merger, shall require any such adjustment.

     SECTION 1.08. Dissenting Shares. Notwithstanding any of the foregoing provisions of this Article 1, shares of Arcadian Common Stock and Arcadian Preferred Stock outstanding immediately prior to the Effective Time and held by a Holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such shares of Arcadian Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Arcadian shall give PCS prompt notice of any demands received by Arcadian for appraisal of shares of Arcadian Common Stock or Arcadian Preferred Stock, and PCS shall have the right to participate in all negotiations and proceedings with respect to such demands.

     SECTION 1.09. Cash/Stock Adjustment. In the event that holders of Arcadian Common Stock, in the aggregate, would not receive PCS Common Stock in the Merger without the adjustment described herein, in an amount representing at least 47.94% of the Total Consideration, then the Per Share Stock Amount shall be increased and the Per Share Cash Amount shall be decreased by the same dollar value, so that at least 47.94% of the Total Consideration is represented by PCS Common Stock. As used herein, the term "Total

Consideration" means the sum of (a) the aggregate Merger Consideration (but excluding the value of shares of Arcadian Common Stock as to which appraisal rights have been demanded and not waived or otherwise lost), (b) the value of the shares of Arcadian Common Stock as to which appraisal rights have been demanded and not waived or otherwise lost, and (c) any amount paid in redemption of Arcadian Common Stock and Arcadian Preferred Stock, other than redemptions undertaken in the ordinary course of business and not in contemplation of the Merger, within one year prior to the effective date of the Merger. Solely for purposes of the foregoing computation, shares of PCS Common Stock to be received by any Five Percent Holder (other than any Five Percent Holder who has delivered to Arcadian a statement satisfactory to Arcadian to the effect that such Five Percent Holder then has no intention to dispose of the shares of PCS Common Stock to be received by such Five Percent Holder in the Merger for a period of two years after the effective date of the Merger) shall be considered to be cash, and shall not be considered to be shares of PCS Common Stock. As used herein, the term "Five Percent Holder" means any stockholder of Arcadian who, immediately prior to the Effective Time, is the owner of five percent or more of
(a) the aggregate number of shares of Arcadian Common Stock then outstanding plus (b) the aggregate number of shares of Arcadian Common Stock into which the Arcadian Preferred Stock then outstanding will be converted immediately prior to the Merger pursuant to Arcadian's exercise of the Common Conversion Option.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

     SECTION 2.01. The Surviving Corporation. (a) The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     (b) The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3

                      STOCKHOLDER APPROVAL; EFFECTIVE TIME

     SECTION 3.01. Stockholder Approval. Subject to the terms and conditions contained herein, this Agreement and the transactions contemplated hereby, shall be submitted for approval to the holders of shares of Arcadian Common Stock and Arcadian Preferred Stock at a meeting to be duly held for such purpose by Arcadian (the "Special Meeting"). PCS and Arcadian shall coordinate and cooperate with respect to the timing of such meeting and shall endeavor to hold such meeting as soon as practicable after the date hereof. Arcadian's Board of Directors shall recommend unanimously that its stockholders approve and adopt this Agreement and the transactions contemplated hereby and such recommendation shall be contained in the Proxy Statement; provided that nothing herein shall prevent the Board of Directors of Arcadian from withdrawing or modifying this recommendation if, in the good faith judgment of such Board of Directors after consultation with legal counsel and financial advisors, such Board's fiduciary duties require such withdrawal or modification.

     SECTION 3.02. Effective Time. On the first business day on or after both
(a) this Agreement has been duly approved by the requisite vote of the holders of shares of Arcadian Common Stock and Arcadian Preferred Stock and (b) the closing of the Merger shall have occurred, a Certificate of Merger relating to the Merger (the "Certificate of Merger"), specifying that the Merger shall become effective at such date and time as are specified therein, shall be filed in accordance with Delaware Law, and the Merger shall become effective in accordance with the terms of the Certificate of Merger (such time and date are referred to as the "Effective Time").

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF PCS AND MERGER SUB

     PCS and Merger Sub jointly and severally represent and warrant to Arcadian as follows:

     SECTION 4.01. Organization, Standing and Power. (a) Each of PCS and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted. Each of PCS and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on PCS. PCS has furnished to Arcadian complete and correct copies of its charter documents and By-laws.

     (b) As used in this Agreement:

          (i) "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person;

          (ii) "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and

          (iii) "Material Adverse Effect" means, as to any Person, a Material Adverse Effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, which effect shall be measured net of, and only after giving the Person the benefit of, any payments under any insurance, indemnity, reimbursement, contribution, compensation or other similar rights which reduce, offset, compensate or otherwise limit the impact thereof on the Person and its Subsidiaries.

          (iv) "SBCA" means The Business Corporations Act (Saskatchewan).

          (v) "Canadian Securities Laws" means the SBCA, the Securities Act, 1988 (Saskatchewan) and the equivalent legislation in the other provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, bylaws and policies of the Montreal Exchange and The Toronto Stock Exchange.

     SECTION 4.02. Corporate Authorization. The execution, delivery and performance by PCS and Merger Sub of this Agreement and the consummation by PCS and Merger Sub of the transactions contemplated hereby are within their corporate powers and have been duly authorized by all necessary corporate action. Without limiting the generality of the foregoing, the Board of Directors (or the Executive Committee) of PCS and the Board of Directors of Merger Sub have unanimously adopted resolutions adopting and approving this Agreement, the transaction contemplated hereby and the Merger. No vote of any class or series of PCS's capital stock is necessary to approve and adopt this Agreement and the transactions contemplated hereby. PCS, as sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger. This Agreement has been duly executed and delivered by PCS and Merger Sub and constitutes the valid and binding agreements of PCS and Merger Sub, enforceable against PCS and Merger Sub in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by PCS and Merger Sub of this Agreement and the consummation of the Merger by PCS and Merger Sub require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a Certificate of Merger in accordance with Delaware Law, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) compliance with any applicable requirements of the Canadian Securities Laws, the Securities Act and of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (d) approval of the NYSE, (e) blue sky filings, and (f) applicable environmental protection clearances.

     SECTION 4.04. Non-Contravention. Except as previously disclosed in writing to Arcadian or as disclosed in any of the PCS Disclosure Documents, the execution, delivery and performance by PCS and Merger Sub of this Agreement and the consummation by PCS and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the charter documents or By-laws of PCS or Merger Sub, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to PCS or any of its Subsidiaries, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation to which PCS or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon PCS or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of PCS or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults or rights of termination, cancellation or acceleration referred to in clause (c) or creations or impositions of any Lien referred to in clause (d) that would not, individually or in the aggregate, have a Material Adverse Effect on PCS. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 4.05. Capitalization. (a) As of the date hereof, the authorized capital stock of PCS consists of an unlimited number of common shares without par value (the "PCS Common Stock"), and an unlimited number of preferred shares, issuable in series without par value. At the close of business on July 31, 1996,
(i) 45,544, 896 shares of PCS Common Stock were issued and outstanding, (ii) 1,288,325 shares of PCS Common Stock were reserved for issuance pursuant to options issued by PCS, and (iii) no preferred shares were issued or outstanding. All outstanding shares of capital stock of PCS have been validly issued and are fully paid and nonassessable. Except for the options referred to above, and shares to be issued under PCS's Dividend Reinvestment Plan (the "PCS DRIP"), as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements to which PCS or any of its Subsidiaries is a party or by which it is bound, obligating PCS or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of PCS or any of its Subsidiaries or obligating PCS or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     (b) Except as disclosed in any of the PCS Disclosure Documents, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of PCS is owned by PCS, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     SECTION 4.06. Disclosure Documents. PCS has previously furnished to Arcadian true and complete copies of:

          (a) PCS Annual Reports to Shareholders for each of the years ended December 31, 1993 through 1995;

          (b) PCS Annual Reports on Form 10-K or Annual Information Forms for each of the years ended December 31, 1993 through 1995;

          (c) PCS Quarterly Financial Statements for the quarters ended March 31 and June 30, 1996 and Reports on Form 10-Q furnished in respect of such periods;

          (d) each definitive proxy statement of PCS since December 31, 1993;

          (e) each final prospectus filed by PCS since December 31, 1993; and

          (f) all Material Change Reports filed by PCS since December 31, 1995.

     As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "PCS Disclosure Documents") (i) complied as to form in all material respects with the applicable requirements of the Canadian Securities Laws and, to the extent applicable, the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the PCS Disclosure Documents (including any related notes and schedules) fairly present the financial position of PCS and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in Canada ("Canadian GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1993, PCS has timely filed all reports, registration statements and other filings required to be filed by it under the applicable requirements of the Canadian Securities Laws.

     SECTION 4.07. Compliance with Laws. The businesses of PCS and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is made in this Section 4.07 with respect to Environmental Laws), except as disclosed in any of the PCS Disclosure Documents and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on PCS.

     SECTION 4.08. No Undisclosed Liabilities. As of June 30, 1996, neither PCS nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by Canadian GAAP to be reflected on a consolidated balance sheet of PCS and its Subsidiaries (including the notes thereto), except (a) liabilities or obligations reflected in any of the PCS Disclosure Documents and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on PCS.

     SECTION 4.09. Litigation. Except as previously disclosed in writing to Arcadian or as disclosed in any of the PCS Disclosure Documents, there is no (i) class action litigation pending or, to the best knowledge of PCS, threatened against or affecting PCS or any of its Subsidiaries, (ii) other suit, action or proceeding pending or, to the best knowledge of PCS, threatened against or affecting PCS or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect on PCS, or (iii) judgment, decree, injunction, or, to the best knowledge of PCS, any rule or order of any governmental entity or arbitrator outstanding against PCS or any of its Subsidiaries, that is reasonably likely to have a Material Adverse Effect on PCS.

     SECTION 4.10. Environmental Matters. Except as previously disclosed in writing to Arcadian, as described in the PCS Disclosure Documents, (a) PCS and each of its Subsidiaries are in material compliance with all applicable federal, state, provincial, local and foreign laws, regulations, rules, common law, orders, decrees, ordinances, treaties, judicial and administrative decisions, judgments, injunctions, consent agreements, permits and governmental restrictions relating to pollution or protection of human health and safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface and subsurface strata) (collectively, "Environmental Laws"), except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on PCS and, to the best knowledge of PCS, there are no existing or reasonably foreseeable circumstances, conditions, events or occurrences that are reasonably likely to materially prevent or interfere with such compliance in the next three years, (b) PCS and each of its Subsidiaries have obtained and maintained in effect (or are in the process of obtaining) all permits, licenses, certificates and other governmental authorizations required under applicable Environmental Laws ("Environmental Permits") with respect to their properties, assets, businesses, and operations except where the failure to do so would not have a Material Adverse Effect on PCS; (c) neither PCS nor any of its Subsidiaries has received written notice of, or, to the best knowledge of PCS, is the subject of, any action, cause of action, claim, investigation, demand, notice, request for information, complaint, suit or proceeding by any Person alleging liability under or in connection with or non-compliance with any Environmental Law, including, without limitation, toxic tort, nuisance, trespass and similar claims (collectively, "Environmental Claim"), which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on PCS; (d) as of June 30, 1996, neither PCS nor any of its Subsidiaries had any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether relating to PCS, any of its Subsidiaries or any predecessor entities of PCS or any of its Subsidiaries, arising under or relating to any Environmental Law or Environmental Claim, except for liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on PCS; and (e) neither PCS nor any of its Subsidiaries owns, leases or operates or, since January 1, 1986, has owned, leased or operated, any real property in New Jersey or Connecticut, or conducts or, since January 1, 1986, has conducted, any operations in New Jersey or Connecticut.

     SECTION 4.11. Proxy Statement; Registration Statement. Neither the Proxy Statement nor the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, at the time of the Special Meeting, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact relating to PCS, its Subsidiaries or the Merger, or omit to state any material fact required to be stated therein relating to PCS, its Subsidiaries or the Merger, or necessary in order to make the statements therein relating to PCS, its Subsidiaries or the Merger, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. The letter to stockholders, notice of meeting, proxy statement/prospectus and forms of proxies to be distributed to stockholders of Arcadian in connection with the Special Meeting, and any schedules required to be filed with the SEC in connection therewith, are collectively referred to herein as the "Proxy Statement".

     SECTION 4.12. Absence of Certain Changes. Except as permitted by this Agreement, as disclosed in any of the PCS Disclosure Documents, or as specifically permitted by Section 6.18, since June 30, 1996, PCS and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or facts which has or have had, or is or are reasonably expected to have, a Material Adverse Effect on PCS;

          (b) any amendment of any term of any outstanding security of PCS or any Subsidiary of PCS; or

          (c) any change in the capitalization of PCS as described in Section 4.05, except for the exercise of employee stock options and shares issued pursuant to the PCS DRIP.

     SECTION 4.13. Liabilities of Merger Sub. Merger Sub has no liabilities or obligations of any nature, whether accrued, contingent or otherwise, except its obligations under this Agreement and has conducted no business activities. As of the date hereof, the authorized capital stock of Merger Sub consists solely of 1,000 shares of Common Stock, no par value, one share of which is outstanding. All of Merger Sub's issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable.

     SECTION 4.14. Merger-Related Tax Matters. (a) Neither PCS nor, to the knowledge of PCS, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (b) PCS and Merger Sub will each pay their respective expenses, if any, incurred in connection with the Merger. Neither PCS nor Merger Sub will pay any of the expenses of any Arcadian stockholder incurred in connection with the Merger.

     (c) There is no intercorporate indebtedness existing between Arcadian and PCS or between Arcadian and Merger Sub that was issued, acquired, or will be settled at a discount.

     (d) Neither PCS nor Merger Sub is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (e) The fair market value of the PCS stock and other consideration received by each Arcadian stockholder in the Merger will be approximately equal to the fair market value of the Arcadian stock surrendered in the exchange.

     (f) Prior to the Merger, PCS will be in control of Merger Sub within the meaning of section 368(c)(2) of the Code.

     (g) Following the Merger, Surviving Corporation will not issue additional shares of its stock that would result in PCS losing control of Surviving Corporation within the meaning of section 368(c) of the Code.

     (h) PCS has no present plan or intention to reacquire any of its stock issued in the Merger.

     (i) PCS has no plan or intention to liquidate Surviving Corporation; to merge Surviving Corporation with and into another corporation in a manner that would cause the Merger to fail to qualify under Section 368 of the Code; to sell or otherwise dispose of the stock of Surviving Corporation in a manner that would cause the Merger to fail to qualify under Section 368 of the Code; or to cause Surviving Corporation to sell or otherwise dispose of any of the assets of Arcadian acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

     (j) Following the Merger, Surviving Corporation will continue the historic business of Arcadian or use a significant portion of Arcadian's business assets in a business.

     (k) Neither PCS nor Merger Sub is an investment company as defined in section 368(a)(2)(F)(iii) or (iv) of the Code.

     (l) No stock of Merger Sub will be issued in the Merger except as described herein.

     (m) PCS is not aware of any plan or intention by any stockholder of Arcadian to sell, exchange, transfer by gift or otherwise dispose of any PCS Common Stock to be received by them in the Merger. In addition, PCS is not aware of any transfer of Arcadian stock by any Arcadian stockholder prior to the Merger having been made in contemplation of the Merger.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                                  OF ARCADIAN

     Arcadian represents and warrants to PCS and Merger Sub as follows:

     SECTION 5.01. Organization, Standing and Power. Each of Arcadian and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted. Each of Arcadian and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian. Arcadian has furnished to PCS complete and correct copies of its Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws.

     SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Arcadian of this Agreement and the consummation by Arcadian of the transactions contemplated hereby are within Arcadian's corporate powers and, except for approval by Arcadian's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. Without limiting the generality of the foregoing, the Board of Directors of Arcadian has unanimously adopted a resolution adopting and approving this Agreement. The affirmative vote of a majority of the outstanding shares of Arcadian Common Stock and Arcadian Preferred Stock entitled to vote thereon, voting as a single class, is the only vote of any class or series of Arcadian's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Arcadian and constitutes a valid and binding agreement of Arcadian, enforceable against Arcadian in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Arcadian of this Agreement and the consummation of the Merger by Arcadian require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a Certificate of Merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; and (d) compliance with any applicable requirements of Environmental Law relating to Environmental Permits and any other applicable environmental protection clearances.

     SECTION 5.04. Non-Contravention. Except as previously disclosed in writing to PCS or as disclosed in any of the Arcadian SEC Documents, the execution, delivery and performance by Arcadian of this Agreement and the consummation by Arcadian of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of Arcadian, (b) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any law, ordinance, regulation, judgment, injunction, order or decree binding upon or applicable to Arcadian or any of its Subsidiaries, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation to which Arcadian or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Arcadian or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of Arcadian or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults or rights of termination, cancellation or acceleration referred to in clause (c) or creations or impositions of any Lien referred to in clause (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian.

     SECTION 5.05. Capitalization. (a) As of the date hereof, the authorized capital stock of Arcadian consists of 150,000,000 shares of common stock, par value $0.01 per share (the "Arcadian Common Stock"), and 50,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on August 29, 1996, (i) 38,540,261 shares of Arcadian Common Stock were issued and outstanding, (ii) 7,680,640 shares of Arcadian Common Stock were reserved for issuance pursuant to options granted or available for grant by Arcadian, warrants issued by Arcadian, pursuant to the Restricted Stock Plan, and upon conversion of the Arcadian Preferred Stock, and (iii) 5,534,157 shares of Arcadian Preferred Stock were issued and outstanding and 12,593 shares of Arcadian Preferred Stock were reserved for issuance. All outstanding shares of capital stock of Arcadian have been validly issued and are fully paid and nonassessable. Except as set forth above, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements to which Arcadian or any of its Subsidiaries is a party or by which it is bound, obligating Arcadian or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of Arcadian or any of its Subsidiaries or obligating Arcadian or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     (b) Except as disclosed in Schedule 5.05 or any of the Arcadian SEC Documents, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Arcadian is owned by Arcadian, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     SECTION 5.06. SEC Documents. Arcadian has previously furnished to PCS true and complete copies of:

          (a) Arcadian Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1993 through 1995;

          (b) Arcadian Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31 and June 30, 1996;

          (c) each definitive proxy statement filed by Arcadian with the SEC since December 31, 1993;

          (d) each final prospectus filed by Arcadian with the SEC since December 31, 1993, except any final prospectus on Form S-8; and

          (e) all Current Reports on Form 8-K filed by Arcadian with the SEC since December 31, 1995.

     As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Arcadian SEC Documents") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Arcadian SEC Documents (including any related notes and schedules) fairly present the financial position of Arcadian and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1993, Arcadian has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under rules and regulations of the SEC.

     SECTION 5.07. Compliance with Laws. The businesses of Arcadian and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is made in this Section 5.07 with respect to Environmental Laws), except as disclosed in any of the Arcadian SEC Documents and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian.

     SECTION 5.08. No Undisclosed Liabilities. As of June 30, 1996, neither Arcadian nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Arcadian and its Subsidiaries (including the notes thereto), except for (a) the liabilities or obligations reflected in any of the Arcadian SEC Documents, (b) the liabilities and obligations described on Schedule 5.08, and (c) the liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian.

     SECTION 5.09. Litigation. Except as previously disclosed in writing to PCS or as disclosed in any of the Arcadian SEC Documents, there is no (i) class action litigation pending or, to the best knowledge of Arcadian, threatened against or affecting Arcadian or any of its Subsidiaries, (ii) other suit, action or proceeding pending or, to the best knowledge of Arcadian, threatened against or affecting Arcadian or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect on Arcadian or (iii) judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Arcadian or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect on Arcadian.

     SECTION 5.10. Environmental Matters. Except as previously disclosed in writing to PCS, as described in the Arcadian SEC Documents, or as disclosed in
Schedule 5.10, (a) Arcadian and each of its Subsidiaries are in compliance with all applicable Environmental Laws except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian and, to the best knowledge of

Arcadian, there are no existing or reasonably foreseeable circumstances, conditions, events or occurrences that are reasonably likely to materially prevent or interfere with such compliance in the next three years; (b) Arcadian and each of its Subsidiaries have obtained and maintained in effect, or are in the process of obtaining, all Environmental Permits required with respect to their properties, assets, businesses, and operations, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian; (c) neither Arcadian nor any of its Subsidiaries has received written notice of, or, to the best knowledge of Arcadian, is the subject of, any Environmental Claim which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on Arcadian; (d) as of June 30, 1996, neither Arcadian nor any of its Subsidiaries had any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether relating to Arcadian, any of its Subsidiaries or any predecessor entities of Arcadian or any of its Subsidiaries, arising under or relating to any Environmental Law or Environmental Claim, except for liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to result in losses (excluding capital expenditures) in excess of $5,000,000 during the five-year period from the date hereof or (ii) individually or in the aggregate, have a Material Adverse Effect on Arcadian; and (e) neither Arcadian nor any of its Subsidiaries owns, leases or operates or, since January 1, 1986, has owned, leased or operated, any real property in New Jersey or Connecticut, or conducts or, since January 1, 1986, has conducted, any operations in New Jersey or Connecticut.

     SECTION 5.11. ERISA. (a) Schedule 5.11 contains a list identifying each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Arcadian or any Subsidiary of Arcadian and covers any employee or former employee of Arcadian or any Subsidiary of Arcadian or under which Arcadian or any Subsidiary of Arcadian has any liability. Copies of such plans (and, if applicable, related trust agreements and/or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to PCS together with (A) the three most recent annual reports (Form 5500 including, if applicable, Schedule A or Schedule B thereto or both) prepared in connection with any such plan, (B) the most recent annual actuarial valuation report prepared in connection with any such plan, and (c) the summary plan description (as defined in ERISA), if any, and, all modifications thereto, prepared in connection with any such plan. Such plans are referred to collectively herein as the "Arcadian Employee Plans". The only Arcadian Employee Plans which individually or collectively would constitute an "employee pension benefit plan (the "Pension Plans"), as defined in Section 3(2) of ERISA, are identified as such in the list referred to above.

     (b) Except as set forth in Schedule 5.11, no Arcadian Employee Plan (i) constitutes a "Multiemployer Plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code, or (iii) is subject to Title IV of ERISA. Neither Arcadian nor any ERISA Affiliate, as defined below, of Arcadian has (A) engaged in, or is a successor to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or reasonably expects to incur prior to the Effective Time, (1) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(2) any liability under Section 4971 of the Code that in either case could become a liability of PCS or any of its Affiliates after the Effective Time. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Arcadian Employee Plan has or will make Arcadian or any Subsidiary of Arcadian, or any officer or director of Arcadian or any Subsidiary of Arcadian, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect on Arcadian. As of December 31, 1995, the present value of all benefits accrued under each Arcadian Employee Plan subject to Title IV of ERISA, other than a Multiemployer Plan (an "Arcadian Title IV Plan"), determined on an ongoing basis using the assumptions used in the most recently prepared annual actuarial valuation report, did not exceed the fair market value of the assets of such Arcadian Title IV Plan as of such date (excluding for these purposes any accrued but unpaid contributions) by more than $1,000,000. As of December 31, 1995, there was no aggregate unfunded liability of Arcadian and any Subsidiary of Arcadian in respect of all Arcadian Employee Plans or Arcadian Benefit Arrangements described under Sections 4(b)(5) or 401 (a)(1) of ERISA, computed using reasonable actuarial assumptions and determined as if all benefits under such plans were vested and payable as of such date. All contributions or payments required to be made or accrued on behalf of any Arcadian Employee Plan maintained by Arcadian, any of its Subsidiaries, or any ERISA Affiliate, before the Effective Time, under the terms of any Arcadian Employee Plan, will have been made or accrued by Arcadian, or by its Subsidiaries, or any ERISA Affiliate, as applicable, by the Effective Time. No Arcadian Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. For purposes of this Section 5.11. "ERISA Affiliate" shall mean any entity which is considered one employer with Arcadian under Section 4001 of ERISA or Section 414 of the Code.

     (c) With respect to each Arcadian Employee Plan which is intended to be qualified under Section 401(a) of the Code, Arcadian has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and, to the best knowledge of Arcadian, no event has occurred since the date of such determination that would adversely affect such qualification and exception. Arcadian has furnished to PCS copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Arcadian Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

     (d) Except as set forth in Schedule 5.11, there is no contract, agreement, plan or arrangement covering any employee or former employee of Arcadian or any Subsidiary of Arcadian that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 280G of the Code.

     (e) Schedule 5.11 contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Arcadian Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Arcadian or any of its Subsidiaries and (iii) covers any United States employee or former employee of Arcadian or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies (or descriptions, in the case of oral arrangements) of all of which have been furnished or made available previously to PCS are referred to collectively herein as the "Arcadian Benefit Arrangements". Each Arcadian Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Arcadian Benefit Arrangement.

     (f) Neither Arcadian nor any Subsidiary of Arcadian has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Arcadian or any Subsidiary of Arcadian, except as required to avoid excise tax under Section 4980B of the Code. No condition exists that would prevent Arcadian or any Subsidiary of Arcadian from amending or terminating any Arcadian Employee Plan or Arcadian Benefit Arrangement providing health or medical benefits in respect of any active or former employee of Arcadian or any Subsidiary other than limitations imposed under the terms of a collective bargaining agreement.

     (g) Except as set forth in Schedule 5.11 or as described in Section 5.13(j), there has been no amendment to, written interpretation or announcement (whether or not written) by Arcadian or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Arcadian Employee Plan or Arcadian Benefit Arrangement which would increase materially the expense of maintaining such Arcadian Employee Plan or Arcadian Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1995.

     (h) Except as set forth in Schedule 5.11, neither Arcadian nor any Subsidiary of Arcadian is a party to or subject to (i) any employment contract or arrangement providing for annual future cash compensation of $250,000 or more with any officer, director or employee, or (ii) any collective bargaining agreement or union contract.

     (i) Arcadian has provided to PCS a list of (a) the names, titles, annual salaries and other compensation of all officers of Arcadian or its Subsidiaries and all other employees of Arcadian or its Subsidiaries whose annual base salary exceeds $250,000 and (b) the wage rates for non-salaried employees of Arcadian and its Subsidiaries (by classification). None of the employees referred to in clause (a) and no other key employee of Arcadian or its Subsidiaries has disclosed to Arcadian and its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement, or otherwise for any other reason within one year after the date of this Agreement.

     (j) Arcadian and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect on Arcadian. There is no unfair labor practice complaint pending or, to the best knowledge of Arcadian, threatened against Arcadian or any Subsidiary of Arcadian before the National Labor Relations Board which would reasonably be expected to have a Material Adverse Effect on Arcadian.

     (k) Schedule 5.11 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Arcadian Employee Plan or Arcadian Benefit Arrangement, (ii) is entered into, maintained or contributed to, as the case may be, by Arcadian or any of its Subsidiaries and (iii) covers any employee or former employee of Arcadian or any of its Subsidiaries (each an "Arcadian International Plan"). Arcadian has furnished to PCS copies of each Arcadian International Plan. Each Arcadian International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. There has been no amendment to, written interpretation of or announcement (whether or not written) by Arcadian or any Subsidiary relating to, or change in employee participation or coverage under, any Arcadian International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. According to the actuarial assumptions and valuations most recently used for the purpose of funding each Arcadian International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to reasonable actuarial assumptions and valuations), as of December 31, 1994, the total amount or value of the funds available under such Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, was not less than the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Arcadian or any Subsidiary has or would have after the Closing any obligation. From and after the Closing Date, PCS and its Affiliates will get the full benefit of any such funds, accruals or reserves, to the extent permitted by applicable law.

     (l) Except as previously disclosed in writing to PCS, there is no issue with respect to any Arcadian Employee Plan or Benefit Arrangement that is now, or within the last twelve months has been, under examination by the Internal Revenue Service or the Department of Labor and no audit with respect to any Arcadian Employee Plan or Benefit Arrangement by either the Internal Revenue Service or the Department of Labor has occurred. There are no pending investigations by any governmental or regulatory agency or authority involving or relating to any Arcadian Employee Plan or Benefit Arrangement, no threatened or pending claims (except for claims for benefit payable in the normal operations of the Arcadian Employee Plans or Benefit Arrangement), suits or proceedings against any Arcadian Employee Plan or Benefit Arrangement or asserting any rights or claims to benefits under any Arcadian Employee Plan or Benefit Arrangement which could reasonably be expected to have a Material Adverse Effect on Arcadian.

     (m) Neither Arcadian nor any of its Subsidiaries nor any ERISA Affiliate has provided, or is required to provide, security to any Arcadian Employee Plan pursuant to Section 401(a)(29) of the Code.

     SECTION 5.12. Proxy Statement; Registration Statement. Neither the Proxy Statement nor the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, at the time of the Special Meeting, and at the Effective Time, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact relating to Arcadian, its Subsidiaries or the Merger or omit to state any material fact required to be stated therein relating to Arcadian, its Subsidiaries or the Merger or necessary in order to make the statements therein relating to Arcadian, its Subsidiaries or the Merger, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     SECTION 5.13. Absence of Certain Changes. Except as disclosed elsewhere herein or in any of the Arcadian SEC Documents, as set forth on Schedule 5.13, or as specifically permitted by Section 6.01, since June 30, 1996, Arcadian and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or facts which has had or is reasonably expected to have a Material Adverse Effect on Arcadian;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Arcadian (other than payment of Arcadian's regular quarterly dividend on Arcadian Common Stock in an amount not exceeding $0.10 per share and on the Arcadian Preferred Stock), or any repurchase, redemption or other acquisition by Arcadian or any Subsidiary of Arcadian of any outstanding shares of capital stock or other securities of, or other ownership interests in, Arcadian, which repurchase, redemption or other acquisition, individually or in the aggregate, is material to Arcadian and its Subsidiaries, taken as a whole;

          (c) any amendment of any term of any outstanding security of Arcadian or any Subsidiary of Arcadian;

          (d) any incurrence, assumption or guarantee by Arcadian or any Subsidiary of Arcadian of any indebtedness from any third party for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any creation or assumption by Arcadian or any Subsidiary of Arcadian of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any loan, advance or capital contribution to or investment in any Person other than (i) loans, advances or capital contributions to or investments in Subsidiaries of Arcadian, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Arcadian or any Subsidiary of Arcadian which, individually or in the aggregate, is or may reasonably be expected to have a Material Adverse Effect on Arcadian;

          (h) except in the ordinary course of business consistent with past practice, any transaction or commitment made, or any contract or agreement entered into, by Arcadian or any Subsidiary of Arcadian relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by Arcadian or any Subsidiary of Arcadian of any contract, license or other right, other than transactions, commitments, contracts or agreements contemplated by this Agreement;

          (i) any change in any method of accounting or accounting principle or practice by Arcadian or any Subsidiary of Arcadian, except for any such change required by reason of a concurrent change in GAAP;

          (j) except (i) in the ordinary course of business, (ii) for Arcadian's adoption of the Arcadian Corporation Severance Program and the Arcadian Corporation Severance Program for Key Employees (collectively, the "Severance Program"), a copy of which has been furnished to PCS, (iii) for Arcadian's execution and delivery of certain Employment Agreements with the persons listed on Schedule 5.13 (the

     "Employment Agreements"), a copy of the form of which has been furnished to PCS, and (iv) for Arcadian's adoption of the Restricted Stock Plan, (A) any grant by Arcadian or any of its Subsidiaries of any severance or termination pay to, or entry into any employment, termination or severance arrangement with, any employee or director of Arcadian; (B) any amendment in any material respect of any employment, termination or severance arrangement with any directors, officers or employees (it being understood that any increase or acceleration of benefits under any such agreement or arrangement shall be deemed material); (C) any establishment, adoption, entry into, or amendment or action to accelerate or enhance any rights or benefits under, (i) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (ii) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; or (D) any increase in the compensation or benefits of any other employees or payment of any benefit not required by any plan or arrangement as in effect on June 30, 1996;

          (k) except such contracts as would not be material to Arcadian and its Subsidiaries as a whole, any entry by Arcadian or any of its Subsidiaries into any contract limiting the right of Arcadian or any of its Subsidiaries at any time on or after the date of this Agreement or PCS or any of its Subsidiaries or affiliates at or after the Effective Time, to engage in, or to compete with any Person in, any business; or

          (l) any entry by Arcadian or any of its Subsidiaries into any acquisition or joint venture which is material to Arcadian and its Subsidiaries, taken as a whole.

     SECTION 5.14. Taxes. (a) All Tax Returns required to be filed (taking into account all extensions heretofore granted) on or before the Effective Time by or on behalf of Arcadian or any of its Subsidiaries have been filed with the appropriate Taxing Authorities within the time and in the manner prescribed by law, other than those Tax Returns the failure of which to file in the aggregate would not have a Material Adverse Effect on Arcadian.

     (b) All such Tax Returns are true, correct and complete in all material respects. Except as listed on Schedule 5.14, no such Tax Return for tax years beginning after September 1, 1988 contains a disclosure statement under Section 6662(d)(2)(B)(ii)(I) of the Code or any similar provision of state, local or foreign law. For each taxable year of Arcadian and its Subsidiaries beginning after December 31, 1989, Arcadian will furnish or make available (or cause to be furnished or made available) to PCS or its representatives, immediately after the date hereof, true and complete copies of all Tax Returns filed by Arcadian and its Subsidiaries.

     (c) All Taxes shown to be due and payable by Arcadian and any of its Subsidiaries on all such Tax Returns have been paid, or withheld or collected and remitted or deposited in full to or with the appropriate Taxing Authorities, and Arcadian and its Subsidiaries have made appropriate provision in their June 30, 1996 financial statements for any Taxes owed but not yet paid.

     (d) Except as set forth on Schedule 5.14, (i) all applicable statutes of limitations for the assessment, reassessment, or collection of material Taxes against Arcadian and any of its Subsidiaries have expired, (ii) no deficiency payment of any Taxes for any period has been asserted or raised by any Taxing Authority which remains unpaid at the date hereof except for deficiencies which would not have a Material Adverse Effect on Arcadian, (iii) no adjustment, assessment, reassessment or collection for Taxes applicable to Arcadian or any of its Subsidiaries has been proposed or, to the knowledge of Arcadian and its Subsidiaries, threatened by any Taxing Authorities, except for adjustments, assessments, reassessments or collections that would not, individually, or in the aggregate, have a Material Adverse Effect on Arcadian; (iv) no closing agreement is in effect for any period with respect to any Tax applicable to Arcadian or any of its Subsidiaries; (v) no power of attorney has been granted by Arcadian or any of its Subsidiaries with respect to any matter relating to Taxes, which is currently in force; (vi) any material adjustment or material assessment of federal Taxes prior to the Effective Time which is required to be reported by Arcadian or any of its Subsidiaries to the appropriate Taxing Authorities has been reported and any additional amount due and payable with respect thereto has been paid in full; and (vii) there is, and there will be, no valid basis for the Internal Revenue Service to request an extension of the statute of limitation with respect to any federal income Tax Return of Arcadian or any of its Subsidiaries beyond the limitations period which generally expires three years after the filing of any such Tax Return as a result of a more than 25% omission from gross income in connection with such Tax Return. Schedule 5.14 lists all Tax Returns filed with respect to Arcadian and any of its Subsidiaries for the taxable periods beginning on or after January 1, 1989 that have been audited, and indicates those Tax Returns that currently are the subject of audit.

     (e) Except for Tax Returns required to be filed with respect to the 1995 taxable year, neither Arcadian nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return which has not yet been filed.

     (f) There are no material Liens applicable to either Arcadian or any of its Subsidiaries or any property or assets of Arcadian or any of its Subsidiaries for Taxes except for Liens in respect of Taxes (i) not yet due, or (ii) which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves have been provided) and which are reflected in the Arcadian SEC Documents, and neither Arcadian nor any of its Subsidiaries has received any notice of such Liens for Taxes.

     (g) Except as set forth on Schedule 5.14, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to Arcadian or any of its Subsidiaries in respect of any Taxes, except for any such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Arcadian.

     (h) Neither Arcadian nor any of its Subsidiaries has any contractual obligations under any tax sharing or similar agreement or arrangement or tax indemnity agreement with any individual or entity which is not a member, as of the date hereof, of the affiliated group of corporations (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return of which Arcadian is the common parent. Neither Arcadian nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return during any part of any consolidated Tax Return year within any part of such year any corporation other than Arcadian and its Subsidiaries also was a member of such affiliated group. Neither Arcadian nor any of its Subsidiaries has any liability for the taxes of any person (other than Arcadian or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     (i) There are no requests for rulings, determinations or information or subpoenas in respect of any material Tax pending between Arcadian or any of its Subsidiaries and any Taxing Authorities, and to the knowledge of Arcadian and its Subsidiaries, no such requests or subpoenas are threatened or contemplated by any Taxing Authority.

     (j) Neither Arcadian or any of its Subsidiaries owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

     (k) Except as set forth on Schedule 5.14, (i) neither Arcadian nor any of its Subsidiaries has income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or deferred gain or loss arising out of any deferred company transaction; (ii) neither Arcadian nor any of its Subsidiaries has filed a consent under Section 341 of the Code; (iii) neither Arcadian nor any of its Subsidiaries has entered into any compensatory contract, agreement or other arrangement (whether formally or informally) with respect to the performance of services which contain terms that would cause any payments thereunder made after the Effective Time to result in a nondeductible expense to Arcadian or any of its Subsidiaries (or their successors) pursuant to Section 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code; (iv) neither Arcadian nor any of its Subsidiaries is the borrower or guarantor of any outstanding industrial revenue bonds, and neither Arcadian nor any of its Subsidiaries is a tenant, principal user or related person to any principal user (within the meaning of Section 144(a) of Code) of any property which is currently financed or improved with the proceeds of any industrial revenue bonds; (v) neither Arcadian nor any of its Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f) of the Code, as in effect prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982; and (vi) neither Arcadian nor any of its Subsidiaries has participated in or cooperated with any international boycott within the meaning of Section 999 of the Code.

     (l) Neither Arcadian nor any of its Subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (m) In this Section 5.14, (i) "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, assessments and any other charges of any kind whatsoever (whether payable directly or by withholding), together with any and all interest, penalties, fines, additions to tax and additional amounts imposed with respect thereto, imposed by any Taxing Authorities which relate to or affect Arcadian or its Subsidiaries; (ii) "Tax Return" shall mean all returns, reports, information statements, declarations, estimates, filings and other information (including any schedules, attachments and additional or supporting material), and any amendments thereto, filed or maintained, or required to be filed or maintained, in respect of Taxes; (iii) "Taxing Authorities" shall mean any federal, state, local, foreign or other governmental, administrative, regulatory or self-regulating authority, agency, body or official; and (iv) "Treasury Regulation" shall mean a final or temporary Treasury Regulation promulgated under the Code.

     SECTION 5.15. Fairness Opinion. Arcadian has received the opinion of CS First Boston to the effect that, as of the date hereof, the consideration to be received by the holders of Arcadian Common Stock in the Merger is fair to such holders from a financial point of view.

     SECTION 5.16. Takeover Statutes. Assuming that none of PCS and its Affiliates is an "Interested Stockholder" as such term is defined in Section 203 of the Delaware Law, no Takeover Statute, including, without limitation, Section 203 of the Delaware Law, applicable to Arcadian or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

     SECTION 5.17. Merger-Related Tax Matters.

     (a) Neither Arcadian nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (b) Arcadian will deliver to PCS a letter from Mr. Gordon Cain prior to the Effective Date to the effect that (i) Mr. Cain has no current intention to sell, exchange, or otherwise dispose of, or reduce his risk of loss with respect to, any PCS Common Stock received by him pursuant to the Merger, and (ii) Mr. Cain agrees not to sell, exchange, or otherwise dispose of, or reduce his risk of loss with respect to, 50% of the PCS Common Stock received by him in the Merger for a period of two years after the Effective Date, and to Arcadian's knowledge, there is no plan or intention by any stockholder of Arcadian who owns five (5) percent or more of the Arcadian Common Stock, or the Arcadian Preferred Stock, and to Arcadian's knowledge there is no plan or intention on the part of the remaining holders of the Arcadian Common Stock, or of the Arcadian Preferred Stock, to sell, exchange or otherwise dispose of a number of shares of PCS Common Stock to be received in the Merger that would reduce the Arcadian stockholders' ownership of the PCS Common Stock to a number of shares having a value, as of the Effective Date, of less than fifty (50) percent of the value of all of the Arcadian Common Stock and Arcadian Preferred Stock outstanding immediately prior to the Effective Time. In making this determination, Arcadian Common Stock and Arcadian Preferred Stock redeemed within one year prior to the Merger and Arcadian Common Stock and Arcadian Preferred Stock exchanged for cash or other property, surrendered by dissenters for cash or exchanged for cash in lieu of fractional shares of PCS Common Stock will be included.

     (c) The Surviving Corporation will acquire at least ninety (90) percent of the fair market value of the net assets and at least seventy (70) percent of the fair market of the gross assets held by Arcadian immediately prior to the Merger. For purposes of this representation, amounts used by Arcadian to pay Merger expenses and all redemptions and distributions (except for regular normal dividends) made by Arcadian within one year preceding the Merger, will be included as assets of Arcadian held immediately prior to the Merger.

     (d) The liabilities of Arcadian to be assumed by the Surviving Corporation and the liabilities to which the assets of Arcadian are subject were incurred by Arcadian in the ordinary course of its business.

     (e) Arcadian and the holders of Arcadian Common Stock and Arcadian Preferred Stock will pay their own respective expenses, if any, incurred in connection with the Merger.

     (f) There is no indebtedness existing between PCS and Arcadian or between Merger Sub and Arcadian that was issued, acquired, or will be settled at a discount.

     (g) Neither Arcadian nor any of its Subsidiaries is an investment company as defined in Section 368(a)(2)(F)(iii) or (iv) of the Code.

     (h) Arcadian is not under the jurisdiction of a court in a U.S.C. Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i) The fair market value of the assets of Arcadian to be acquired by the Surviving Corporation will equal or exceed the sum of the liabilities to be assumed by the Surviving Corporation in the Merger, plus the amount of the liabilities to which Arcadian's assets are subject.

     SECTION 5.18. Brokers or Finders. Arcadian has not engaged any agent, broker, investment banker, financial advisor or other firm or person who is or will be entitled to any brokers' or finders' fee in connection with the transactions contemplated by this Agreement other than CS First Boston.

     SECTION 5.19. Additional Matters. Arcadian has delivered to PCS complete and correct copies of certain resolutions adopted by the Board of Directors of Arcadian prior to the date hereof.

     SECTION 5.20. Certain Voting Agreements. Arcadian has delivered to PCS commitments of each member of the Board of Directors to vote all shares of Arcadian Common Stock and Arcadian Preferred Stock over which such member exercises voting control in favor of the adoption of this Agreement and approval of the Merger.

                                   ARTICLE 6

                                   COVENANTS

     PCS, Merger Sub and Arcadian further agree as follows:

     SECTION 6.01. Conduct of Arcadian's Business. Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 8.01 (the "Termination Date"), and except as may be permitted pursuant to this Agreement, Arcadian:

     (a) shall, and shall cause its Subsidiaries to, conduct its and their operations in the ordinary and usual course of business in substantially the same manner as heretofore conducted;

     (b) shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact their respective business organizations and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it;

     (c) shall notify PCS of any material emergency or material change in the normal course of its or its Subsidiaries' businesses or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on Arcadian;

     (d) except as expressly permitted by this Agreement, shall not, and shall not permit any of its Subsidiaries which is not wholly-owned to, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock other than Arcadian's regular quarterly dividend on Arcadian Common Stock in an amount not exceeding $0.10 per share and the dividend on the Arcadian Preferred Stock;

     (e) except as contemplated by Section 5.13(j), and except in the ordinary course of business, shall not (i) grant or permit any of its Subsidiaries to grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, its employee or directors, (ii) amend in any material respect any employment, termination or severance arrangement with any directors, officers or employees (it being understood that any increase or acceleration of benefits under any such agreement or arrangement (other than bonuses paid in the ordinary course of business consistent with past practice) shall be deemed material); (iii) establish, adopt, enter into, or amend or take action to accelerate or enhance any rights or benefits under, (A) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; or (iv) increase the compensation or benefits of any other employees or payment of any benefit not required by any plan or arrangement as in effect on June 30, 1996;

     (f) subject to Section 6.09, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger and any partnership or joint venture arrangements entered into in the ordinary course of business consistent with past practice), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (g) except as otherwise contemplated herein, shall not, and shall not permit any of its Subsidiaries to, issue any shares of capital stock except upon exercise of rights pursuant to securities outstanding on June 30, 1996, or upon exercise of rights or options issued pursuant to existing employee incentive and benefit plans, programs or arrangements (including, without limitation, shares issued in connection with stock grants or awards or the exercise of rights or options granted in the ordinary course of business consistent with past practice pursuant to such plans, programs or arrangements) or effect any stock split not previously announced or otherwise change its capitalization as it existed on June 30, 1996;

     (h) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock, except grants of options pursuant to employee incentive and benefit plans, programs or arrangements in existence on the date hereof in the ordinary course of business consistent with past granting practices and policies;

     (i) except as otherwise described herein shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its capital stock;

     (j) shall not, and shall not permit any of its Subsidiaries to, incur, assume or guaranty any indebtedness from any third party for borrowed money, other than in the ordinary course of business consistent with past practice;

     (k) shall not, and shall not permit any of its Subsidiaries to, amend any term of any of their outstanding securities;

     (l) shall not, and shall not permit any of its Subsidiaries to, create or assume any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (m) shall not, and shall not permit any of its Subsidiaries to, make any loan, advance or capital contribution to or investment in any Person other than
(i) loans, advances or capital contributions to or investments in its Subsidiaries, (ii) investments in securities consistent with past practice or
(iii) other loans,
advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000 since June 30, 1996;

     (n) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, commitment, contract or agreement relating to their assets or businesses (including, without limitation, the acquisition or disposition of any assets) or to relinquish any contract, license or other right other than transactions, commitments, contracts or agreements contemplated by this Agreement;

     (o) shall not, and shall not permit any of its Subsidiaries to, change any of their respective methods of accounting or accounting principles or practices, except for any such change required by reason of a concurrent change in GAAP;

     (p) shall not, and shall not permit any of its Subsidiaries to enter into any contract limiting the right of Arcadian, or any of its Subsidiaries at any time on or after the date of this Agreement to engage in, or to compete with any Person in, any business, except such contracts as would not be material to Arcadian, and its Subsidiaries, taken as a whole;

     (q) subject to Section 6.09, shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article 5 hereof untrue or incorrect in any material respect; and

     (r) shall not propose or adopt any amendments to its Restated Certificate of Incorporation, as amended, or its Amended and Restated Bylaws.

     SECTION 6.02. Investigation. Each of PCS and Arcadian shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' plants, properties, contracts, commitments, books, and records (including but not limited to tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws, and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided that nothing herein shall require either PCS or Arcadian or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. The parties hereby agree that each of them will treat any such information in accordance with the confidentiality letter agreement effective August 30, 1994 (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make or refrain from making any disclosure in violation of applicable laws or regulations.

     SECTION 6.03. Cooperation. PCS and Arcadian shall together, or pursuant to an allocation of responsibility to be agreed upon by them:

          (a) prepare and file with the SEC as soon as is reasonably practicable the Proxy Statement and a registration statement on Form S-4 under the Securities Act with respect to the PCS Common Stock issuable in the Merger (the "Registration Statement"), and shall use their reasonable best efforts to have the Registration Statement (including the Proxy Statement contained therein) declared effective by the SEC under the Securities Act;

          (b) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (c) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of PCS Common Stock issuable in the Merger and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such PCS Common Stock, subject only to official notice of issuance; and

          (d) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

     Subject to the limitations contained in Section 6.02, PCS and Arcadian shall each furnish to one another and to one another's counsel all such information as may be required or appropriate in order to effect the foregoing actions.

     SECTION 6.04. Affiliates. Arcadian shall, prior to the Effective Time, deliver to PCS a list setting forth the names and addresses of all Persons who are, in its opinion, at the time of the meeting of the Arcadian stockholders to be held in accordance with Section 2.01, "affiliates" of Arcadian for purposes of Rule 145 under the Securities Act. Arcadian shall furnish such information and documents as PCS may reasonably request for the purpose of reviewing such list. Arcadian shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.04 to execute a written agreement on or prior to the Effective Time, in a form satisfactory to PCS (an "Affiliate Agreement"), that such person will not offer or sell or otherwise dispose of any of the shares of PCS Common Stock issued to such Person pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

     SECTION 6.05. Insurance Extension. PCS and Arcadian shall cooperate to extend, renew or otherwise continue any existing insurance coverage (or to provide new insurance coverage) on and after the Effective Time with respect to claims arising from acts or omissions which occurred on or before the Effective Time.

     SECTION 6.06. Filings; Other Action. Subject to the terms and conditions herein provided, PCS and Arcadian shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act,
(b) use reasonable best efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States or Canadian federal government or any agencies, departments or instrumentalities thereof or governmental, provincial or regulatory authorities of the several states, provinces and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (c) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     SECTION 6.07. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of PCS and the Surviving Corporation shall take all such necessary action.

     SECTION 6.08. Takeover Statute. If any Takeover Statute shall become applicable to the transactions contemplated hereby, each of PCS and Arcadian shall grant and use their respective reasonable best efforts to obtain such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 6.09. No Solicitation. Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.01, neither PCS nor Arcadian nor any of their respective Subsidiaries, officers, directors or agents shall, directly or indirectly, take any action to solicit, initiate or encourage any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Third Party Acquisition Proposal"); provided, however, that the foregoing limitation shall not apply if, in the good faith judgment of Arcadian's Board of Directors after consultation with legal counsel and financial advisors, such Board's fiduciary duties require such Board or

Arcadian to take any such action. PCS and Arcadian each will promptly notify the other of its receipt of any Third Party Acquisition Proposal, and will provide the other with two business days' advance notice of any agreement to be entered into with any Person making a Third Party Acquisition Proposal.

     SECTION 6.10. Public Announcements. PCS and Arcadian will consult with each other before issuing any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 6.11. Indemnification and Insurance. For a period of six years after the Effective Time, PCS shall cause to be maintained in effect (a) the current provisions regarding indemnification of officers and directors contained in the Restated Certificate of Incorporation and Amended and Restated Bylaws of Arcadian, and (b) if available, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Arcadian (provided that PCS may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from acts or omissions which occurred on or before the Effective Time; provided, that PCS shall not be obligated to pay premiums in excess of 200% of the amount per annum that Arcadian paid in the aggregate in its last fiscal year, it being understood that PCS shall nevertheless be obligated to provide such coverage as may be obtained for such amount. PCS shall assume all obligations of Arcadian and any of its Subsidiaries under any indemnification or similar agreements with any employee, officer or director of Arcadian in effect immediately prior to the Effective Time, in each case without releasing the indemnitor under such agreements.

     SECTION 6.12. Accountants' Letters. PCS and Arcadian will each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for "comfort" or similar agreed upon procedures letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     SECTION 6.13. Arcadian Preferred Stock. In connection with the Merger, Arcadian (i) will elect the "Common Conversion Option" (as defined in the Certificate of Designation), and the holders of shares of Arcadian Preferred Stock immediately prior to the conversion thereof pursuant to the exercise of such Common Conversion Option shall be entitled to the benefits thereof, all as set forth in the Certificate of Designation.

     SECTION 6.14. Additional Reports. PCS and Arcadian shall each furnish to the other copies of any reports of the type referred to in Sections 4.06 and
5.06 which it files with the SEC on or after the date hereof, and PCS or Arcadian, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of PCS or Arcadian, as the case may be, and its consolidated Subsidiaries, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP or Canadian GAAP, as the case may be, consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 6.15. Arcadian Warrants. (a) In connection with the Merger, Arcadian will (i) take such action as may be reasonably necessary to cause or require each outstanding AAC Warrant to be exercised for shares of Arcadian Common Stock prior to the Effective Time pursuant to the third sentence of
Section IV(A)(3) of the AAC Warrant Agreement, and at the Effective Time the Arcadian Common Stock issued upon such exercise shall be converted into the Merger Consideration in the Merger pursuant to Section 1.01(b)(i) of this Agreement; and (ii) take all action necessary under the Series B Warrant Agreement so that at the Effective Time, each outstanding Series B Warrant shall, pursuant to Sections 2.05 and 3.02 of the Series B Warrant Agreement, be deemed to constitute a warrant having such terms and conditions as may be required by the Series B Warrant Agreement.

     (b) As used in this Agreement:

          (i) "AAC Warrant Agreement" means the Warrant Issuance Agreement dated as of May 31, 1989, between Arcadian (formerly named Fertilizer Industries, Inc.) and AAC Holdings, Inc., on behalf of the holders of the AAC Warrants;

          (ii) "AAC Warrant" means a warrant issued pursuant to the AAC Warrant Agreement;

          (iii) "Series B Warrant Agreement" means the Warrant Agreement dated as of December 22, 1989, between Arcadian and Chemical Bank, as Warrant Agent, as amended; and

          (iv) "Series B Warrant" means a warrant issued pursuant to the Series B Warrant Agreement.

     SECTION 6.16. No Purchase. Except for the transactions contemplated by this Agreement, without the prior written consent of Arcadian, in the case of PCS, or PCS, in the case of Arcadian, from the date hereof until the Effective Time, neither PCS nor Arcadian shall (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of Arcadian, in the case of PCS, or PCS in the case of Arcadian, or any of their respective Subsidiaries, or of any successor to, or any assets of, Arcadian, in the case of PCS, or PCS, in the case of Arcadian, or any of their respective Subsidiaries or divisions; or
(b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Arcadian, in the case of PCS, or PCS, in the case of Arcadian, or of any of their respective Subsidiaries, and PCS and Arcadian shall each use reasonable efforts to cause their respective affiliates not to do any of the foregoing. Arcadian shall promptly advise PCS, and PCS shall promptly advise Arcadian, of any inquiry or proposal made to it with respect to any of the foregoing. Notwithstanding clauses (a) and (b) of this Section 6.16, PCS and Arcadian may make any proposals or communications to each other.

     SECTION 6.17. Employee Benefit Plans. (a) It is understood and agreed that the Merger shall constitute a "Change of Control" or "Change in Control" within the meaning assigned to such terms, as applicable, under certain employee incentive plans, option plans, severance programs and employment contracts of Arcadian and any agreements relating thereto.

     (b) At the Effective Time or as soon thereafter as administratively practicable, PCS shall cause those employees of Arcadian and its Subsidiaries who are then employed by the Surviving Corporation or any of its Subsidiaries in positions that are not covered by a collective bargaining agreement (the "Current Employees") either (i) to be covered by the benefit plans and programs of PCS and its Subsidiaries with substantially equivalent benefits in respect of future service that accrue in respect of future services to the employees of PCS and its Subsidiaries who are employed in comparable positions, or (ii) to be covered by the benefit plans and programs of Arcadian and its Subsidiaries as in effect immediately prior to the Effective Time; provided, however, that nothing herein shall relieve the Surviving Corporation of its obligations under the Severance Program or under any Employment Agreement or similar contractual obligation. Current Employees shall be credited for their service with Arcadian and its Subsidiaries and their predecessors for purposes of participation, eligibility and vesting under the benefit plans and programs provided by PCS, and benefit accrual purposes for vacation, severance, pension and retirement benefits only, and PCS shall cause its group health plan that will provide coverage to Current Employees to waive any limitations regarding pre-existing conditions of Current Employees and their eligible dependents (except to the extent that such limitations would have applied to any such individual under the group health plan of Arcadian and its Subsidiaries). Upon request of PCS, Arcadian and its Subsidiaries shall provide PCS's employees with reasonable access prior to the Effective Time to the Current Employees for purposes of enrolling such employees and their eligible dependents in the benefit plans and programs of PCS and its Subsidiaries that are to be provided to such individuals.

     (c) PCS agrees that each officer and other employee of Arcadian or any of its Subsidiaries who is a party to a written employment agreement with Arcadian or any of its Subsidiaries, and who remains in the employment of PCS, Surviving Corporation or any of its other Subsidiaries after the expiration of the term of such agreement, shall be entitled to the benefits of an employment agreement with PCS in form and substance substantially similar to the employment agreement, then in place between PCS and other employees of PCS holding comparable positions.

     SECTION 6.18. Conduct of PCS's Business. Prior to the Effective Time or the Termination Date, and except as may be permitted pursuant to this Agreement,
PCS:

          (a) shall, and shall cause its Subsidiaries to, conduct its and their operations in the ordinary and usual course of business in substantially the same manner as heretofore conducted;

          (b) except as otherwise contemplated herein, shall not effect any stock split or otherwise change its capitalization as it existed on June 30, 1996 (provided, however, that the exercise of employee stock options and issuance of shares of PCS Common Stock pursuant to the PCS DRIP shall not be considered to be a change in the capitalization of PCS); and

          (c) shall not, and shall not permit any of its Subsidiaries to, amend any term of any of its or their outstanding securities.

                                   ARTICLE 7

                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to Merger. The obligations of PCS, Merger Sub and Arcadian to effect the Merger shall be subject to the following conditions:

          (a) The holders of issued and outstanding shares of Arcadian Common Stock and Arcadian Preferred Stock, voting as a single class, shall have duly adopted this Agreement, all in accordance with applicable law.

          (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits the consummation of the Merger substantially on the terms contemplated hereby. If any such order, decree or injunction shall have been issued, each party shall use its reasonable best efforts to remove such order, decree or injunction.

          (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d) The shares of PCS Common Stock issuable in the Merger shall have been approved for listing on the NYSE, The Toronto Stock Exchange and the Montreal Stock Exchange, subject only to official notice of issuance.

          (e) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other approvals sets forth in Sections 4.03 and
     5.03 shall have been obtained, except where the failure to obtain such other approvals (other than the expiration or termination of the waiting period under the HSR Act) would not have a Material Adverse Effect on PCS or Arcadian, as the case may be.

          (f) Arcadian shall have received an opinion of its tax counsel, Bracewell & Patterson, L.L.P., in form and substance reasonably satisfactory to it, and dated within five days prior to the date of the Proxy Statement to the effect that neither it nor any of its stockholders shall recognize gain or loss for United States federal income tax purposes as a result of the Merger (other than the Merger Cash, cash paid in connection with appraisal rights and any cash paid in lieu of fractional shares) which opinion shall have been reconfirmed as of the date on which the Effective Time occurs (the "Effective Date").

          (g) PCS shall have received an opinion of its tax counsel, Goodman, Phillips & Vineberg, in form and substance reasonably satisfactory to it, and dated within five days prior to the date of the Proxy Statement, to the effect that the Merger will constitute a tax-free reorganization under Code section 368(a)(2)(D), which opinion shall have been reconfirmed as of the Effective Date.

     SECTION 7.02. Additional Conditions of PCS and Merger Sub. The obligation of PCS and Merger Sub to effect the Merger is further subject to the conditions that (a) the representations and warranties of Arcadian contained herein shall be true and correct in all respects (but without regard to any materiality qualifications contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of such time except for changes specifically permitted by the terms of this Agreement and except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects as of the Effective Time would not have a Material Adverse Effect on Arcadian, and (b) Arcadian shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

     SECTION 7.03. Additional Conditions of Arcadian. The obligation of Arcadian to effect the Merger is further subject to the conditions that (a) the representations and warranties of PCS contained herein shall be true and correct in all respects (but without regard to any materiality qualifications contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except for changes specifically permitted by the terms of this Agreement and except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects as of the Effective Time would not have a Material Adverse Effect on PCS, and (b) PCS and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

                                   ARTICLE 8

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

     SECTION 8.01. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Arcadian:

          (a) by the mutual written consent of PCS and Arcadian;

          (b) by PCS or Arcadian if the Effective Time shall not have occurred on or before February 28, 1997; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

          (c) by PCS or Arcadian if a United States federal or state court of competent jurisdiction or United States governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall have used its reasonable best efforts to remove such restraint, injunction or prohibition;

          (d) by PCS if (i) the approvals of the stockholders of Arcadian contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof or (ii) prior to the Special Meeting, the Board of Directors of Arcadian shall have withdrawn or modified, or resolved to withdraw or modify its approval or recommendation of this Agreement;

          (e) by Arcadian or PCS, by a written notice delivered to the other party on or before 5:00 p.m. (Memphis time) on the 14th day after the date of this Agreement, if Arcadian's or PCS's, as the case may be, investigation of the business and operations of the other party shall have revealed the existence of a fact or condition relating to such other party or its Subsidiaries that
     (i) is not disclosed in the PCS Disclosure Documents or the Arcadian SEC Documents, as the case may be, and (ii) in the terminating party's reasonable, good-faith judgment has had or may reasonably be expected to have a Material Adverse Effect on the other party in excess of any provision made with respect thereto in the other party's December 31, 1995 or June 30, 1996 financial statements included in the PCS Disclosure Documents or Arcadian SEC Documents, as the case may be. Any such notice delivered pursuant to the first sentence of this Section 8.01(e) shall outline in reasonable detail the basis for such termination;

          (f) by Arcadian, if its Board of Directors shall have determined, in its good faith judgment after consultation with legal counsel and financial advisors, that such Board's fiduciary duties require termination of this Agreement;

          (g) by Arcadian, if the approval of the stockholders of Arcadian contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or any adjournment thereof;

          (h) by Arcadian or by PCS, if the Final PCS Common Stock Price is either (i) less than $65.00 or (ii) greater than $90.00; and

          (i) by PCS, by a written notice delivered to Arcadian on or before 5:00 p.m. Memphis time on the 14th day after the date of this Agreement based on PCS's reasonable determination that the cost of causing Arcadian's interests in Arcadian Trinidad Corporation, Arcadian Fertilizer Corporation, AA Sulfuric Corporation, August Service Company Inc., Arcadian LCD Corporation and Arcadian FMF, L.L.C. and any other interests in corporations or limited liability companies held by Arcadian Partners, L.P. or Arcadian Fertilizer L.P. to be held through a chain of corporations with no partnership in the chain of ownership exceeds $25,000,000 in addition to the costs of retiring debt (including, in the costs of retiring such debt, all prepayment premiums payable thereon).

     In the event of termination of this Agreement pursuant to this Section 8.01, this Agreement shall terminate, and there shall be no other liability under this Agreement on the part of either party to the other party except that
(i) the obligations contained in Section 9.02 and in the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve either party of any liability or damages arising out of a breach of this Agreement by that party.

     SECTION 8.02. Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of Arcadian and prior to the Effective Time, this Agreement may be amended or supplemented in writing by PCS, Merger Sub, and Arcadian with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of Arcadian there shall be no amendment or change to the provisions hereof with respect to the conversion ratio of shares of Arcadian Common Stock into shares of PCS Common Stock and the Merger Cash as provided herein nor any amendment or change not permitted under applicable law, without further approval by the stockholders of Arcadian.

     SECTION 8.03. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, either PCS or Arcadian may:

          (a) extend the time for the performance of any of the obligations or acts of the other;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by PCS or Arcadian in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 8.04. Closing. The closing of the transactions contemplated by this Agreement and the Merger Agreement shall take place at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002, at 10:00 a.m., local time, on the Effective Date or at such other time and place as PCS and Arcadian shall agree.

                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.01. No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the agreements set forth in Article 3, the agreements of "affiliates" of Arcadian to be delivered pursuant to Section 6.04, the provisions of Sections 6.07, 6.11 and 6.17 and this Article 9. Any of the current officers and directors of Arcadian may enforce the agreements of PCS or Merger Sub set forth in Sections 6.11 or 6.17.

     SECTION 9.02. Expenses. (a) Except as provided in this Section 9.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the filing fee in connection with any HSR Act filing, the commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, and the expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement and any expenses incurred by PCS relating to the issuance, registration and listing of the PCS Common Stock and the qualification thereof under state blue sky or securities laws, shall be shared equally by PCS and Arcadian.

     (b) Arcadian agrees that if this Agreement is terminated pursuant to any of the Sections described in clauses (i) through (iii) below, Arcadian will pay PCS an amount equal to $25,000,000, plus all out-of-pocket expenses incurred by PCS in connection with this Agreement, the Merger and all related transactions by wire transfer of immediately available funds promptly, but in no event later than two business days, after such termination (or, in the case of Section 9.2(b)(iii) below, no later than two business days after the consummation of the Third Party Acquisition Proposal):

          (i) Section 8.01(d)(ii);

          (ii) Section 8.01(f); or

          (iii) Section 8.01(d)(i) or 8.01(g) if, but only if, both (A) after the date hereof but before the date of the Special Meeting, a Third Party Acquisition Proposal is publicly disclosed, and (B) within one year after the date of such public disclosure the transaction contemplated by such Third Party Acquisition Proposal, or by any subsequent Third Party Acquisition Proposal, is consummated.

     SECTION 9.03. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     SECTION 9.04. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. Each party hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of courts of the State of Delaware or any United States district court located in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

     SECTION 9.05. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.05 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.05:

        To PCS or Merger Sub:

           Potash Corporation of Saskatchewan Inc.
           Suite 500
           122-1st Avenue South
           Saskatoon, Saskatchewan S7K 7G3
           Canada
           Attention: General Counsel
           Telecopy: 306-933-8877

           with a copy to:

               James B. Halpern
               Arent Fox Kintner Plotkin & Kahn
               1050 Connecticut Avenue, NW
               Washington, DC 20036-5339
               Telecopy: 202-857-6395

        To Arcadian:

           Arcadian Corporation
           6750 Poplar Avenue, Suite 600
           Memphis, Tennessee 38138-7419
           Attention: Peter H. Kesser, Esq.
           Telecopy: 901-758-5201

           with a copy to:

               Bracewell & Patterson, L.L.P.
               South Tower, Pennzoil Place
               711 Louisiana Street, Suite 2900
               Houston, Texas 77002-2781
               Attention: John Bland, Esq.
               Telecopy: 713-221-1212

     SECTION 9.06. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 9.07. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     SECTION 9.08. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened beach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

     SECTION 9.09. Miscellaneous. This Agreement, including the Schedules hereto:

          (a) along with the Confidentiality Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

          (b) except for the provisions of Sections 6.11 and 6.17, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.10. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            POTASH CORPORATION OF
                                            SASKATCHEWAN INC.

                                            By:     /s/  C. E. CHILDERS
                                              ----------------------------------
                                              Name:  C. E. Childers
                                              Title: Chief Executive Officer

                                            ARCADIAN CORPORATION

                                            By:     /s/  J. D. CAMPBELL
                                              ----------------------------------
                                              Name:  J. D. Campbell
                                              Title: President and Chief
                                                     Executive Officer

                                            PCS NITROGEN, INC.

                                            By:      /s/  JOHN HAMPTON
                                              ----------------------------------
                                              Name:  John Hampton
                                              Title: Sole Incorporator